                                                                      Exhibit 24


                                POWER OF ATTORNEY

The director of Washington Banking Company (the "Company"), whose signature appears below, hereby appoints Michal D. Cann or Karl C. Krieg, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to
Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following person in the capacity indicated on February 20, 2003.

Signature                                   Title
---------                                   -----
/s/ Michal D. Cann                          Director
---------------------------------------
Michal D. Cann

/s/ Jerry C. Chambers                       Director
---------------------------------------
Jerry C. Chambers

/s/ Marlen L. Knutson                       Director
---------------------------------------
Marlen L. Knutson

/s/ Karl C. Krieg, III                      Director
---------------------------------------
Karl C. Krieg, III


/s/ Jay T. Lien                             Director
---------------------------------------
Jay T. Lien

/s/ Robert B. Olson                         Director
---------------------------------------
Robert B. Olson

/s/ Anthony B. Pickering                    Director
---------------------------------------
Anthony B. Pickering

/s/ Alvin J. Sherman                        Director
---------------------------------------
Alvin J. Sherman

/s/ Edward J. Wallgren                      Director
---------------------------------------
Edward J. Wallgren